First Quarter 2013 Earnings Presentation April 25, 2013 NASDAQ • TRS

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the first quarter 2013 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – First Quarter Results • Record Q1 sales of approximately $338 million – up 13.5% compared to Q1 2012 – Positive results from recent bolt-on acquisitions – Investments in new products and higher growth markets showing results • Q1 2013 income(1) increased 28% and EPS(1) increased 13% on 14% higher weighted-average shares outstanding, compared to Q1 2012 • Continued investments in future growth and productivity programs • Short-term cost impact of bolt-on acquisitions – track record of successful acquisitions and synergy attainment • Continued focus on cash flow, working capital and leverage Positive results in light of a challenging global economy. 4 (1) Defined as net income and diluted earnings per share attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Current Environment Headwinds • European downturn continues, although “stable” • New geographies take time to penetrate (e.g. Brazil) • Overall industrial production flat to low growth • Growth and customers’ needs create upward pressure on working capital • Inflation in China • Slowing of natural gas drilling 5 No significant changes in environment – we stay focused on “bright spots” and fast reactions to both risks and opportunities. Tailwinds • New product sales across businesses • Aircraft build rates • Global investments in petrochemical plants and refineries • Growth in agriculture and construction markets • Additional sales in Asia for multiple businesses • Global customers want global suppliers with local plants • Recent acquisitions performing to plan; solid pipeline (4 completed YTD) • Relatively stable currencies; commodities softening

Growth focused on faster growing markets; following and aiding our customers. Growth Focused on “Bright Spots” 6 • New specialty dispensing and closure systems for consumer applications • Growth in Asian markets • Bolt-on acquisition synergies (Arminak and Innovative) • New branch ramp-up (U.S. and non-U.S. based) • Growth in specialty and engineered products • Pursuit of opportunities in Brazil; leverage CIFAL and GVT acquisitions • New aircraft development and production ramp-up • Expansion of product range for composite aircraft applications • Global sales expansion, including China • Recent acquisition of Martinic Engineering expands product offering • New cylinder applications (fire suppression, cell phone towers, mining, ISO small high pressure) • Export opportunities • Additional well-site content (electronics, gas compression products) • Natural gas compressor packaging and shale field opportunities • OEM wins for engineered, heavy duty trailer products • Thailand-based automotive OEM wins • Cargo management and towing products share gains at large retailers • Geographic expansion into Brazil, Europe, South Africa and New Zealand New Products New Geographies New Markets Market Share Gains Bolt-on Acquisitions

Margin Initiatives • Lean initiatives in all businesses and corporate • Capex for productivity • New suppliers for high-spec material • Plant consolidation and relocation • Manufacturing yield improvement • Insource/outsource decisions Multiple, additive tactics for ongoing improvement. 7 • Pricing • Redesigns (content, material) • Feature additions • Insource/outsource decisions • Exits of less profitable products/customers possible Overall Product Line and Customer/Account Reviews

Financial Highlights

First Quarter Summary

(Unaudited, $ in millions, except per share amounts)

	Q1 2013		Q1 2012		% Chg
Revenue	$	337.8	$	297.6	13.5%
Operating Profit	$	23.7	$	28.7	-17.4%
Excl. Special Items [(1)], Operating Profit would have been:	*$*	*29.6*	*$*	*30.4*	*-2.8%*
Excl. Special Items [(1)], Operating Profit Margin would have been:		*8.8%*		*10.2%*	*-140 bps*
Net Income	$	14.0	$	12.3	14.6%
Net Income attributable to TriMas Corporation [(1)]	*$*	*13.2*	*$*	*12.5*	*5.5%*
Excl. Special Items [(1)], Net Income attributable to TriMas Corporation would have been:	*$*	*17.4*	*$*	*13.6*	*27.7%*
Diluted Earnings Per Share attributable to TriMas Corporation	$	0.33	$	0.36	-8.3%
Excl. Special Items [(1)], Diluted Earnings Per Share attributable to TriMas Corporation would have been:	*$*	*0.44*	*$*	*0.39*	*12.8%*
Free Cash Flow [(2)]	$	(51.9)	$	(50.8)	-2.2%
Total Debt	$	506.2	$	499.1	1.4%

- Sales increased 13.5% as compared to Q1 2012 – sales increased in five of six segments
  - Investments in bolt-on acquisitions, new products and geographic expansion driving positive results
- Productivity efforts contributed to funding growth initiatives
- Operating profit was negatively impacted by acquisition-related costs and costs related to facility consolidation and relocation projects
- Q1 income[(1)] and EPS[(1)] increased 28% and 13%, respectively, while absorbing costs related to acquisitions and taking into account 14% higher weighted average shares compared to Q1 2012
- Lower interest expense and a reduced tax rate had a positive effect

TRIMAS CORPORATION

(1) Defined as net income and diluted earnings per share attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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10 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) Comments: • Reduced interest expense by $5.5 million in Q1 2013 as compared to Q1 2012, due to debt restructuring efforts • Q1 2013 leverage ratio of 2.70x as compared to 2.68x as of Q1 2012 • Higher debt level due to seasonality of working capital, as well as closing on three acquisitions – expect to be highest point for the year • Continued focus on deleveraging over time As of March 31, 2013, TriMas had $177.3 million of cash and available liquidity under its revolving credit and accounts receivable facilities. $754 $657 $630 $515 $495 $470 $422 $506 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 Leve ra ge R ati o To tal D e b t Total Indebtedness Leverage

Segment Highlights

Packaging Q1 2013 Results: • Sales increased primarily as a result of the Arminak acquisition in February 2012 and specialty systems product sales gains — Increases in North America business unrelated to acquisitions more than offset declines in Europe • Operating profit increased primarily due to higher sales, ongoing productivity initiatives and one-time acquisition costs in Q1 2012 that did not recur in Q1 2013 • Margins impacted by less favorable product sales mix — Arminak and Innovative Molding businesses have lower margins than the rest of business – continuing plans to improve margins over time — Decrease in high margin European industrial closure sales ($ in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Beverage, cosmetic, food, nutrition, personal care and pharmaceutical • Increase focus on Asian market and cultivate other geographic opportunities • Further integrate bolt-on acquisitions into global sales network, while growing margins • Provide customized solutions focused on customer needs, differentiation and delivery speed • Increase low cost country sourcing and expand and utilize flexible manufacturing footprint • Ensure new products continue to have barriers to entry 12 Net Sales $54.3 $74.4 Q1 2012 Q1 2013 36.9% Operating Profit $9.9 $14.6 Q1 2012 Q1 2013 47.9%

Energy ($ in millions) Q1 2013 Results: • Sales increased as a result of incremental sales to the engineering and construction market, recent bolt-on acquisitions and additional sales generated by newer branches • Operating profit and margin decreased due to costs related to acquisitions, continued increases in sales at newer branches and recently acquired businesses which typically have lower margins, and higher SG&A in support of branch expansion • Acquired Gasket Vedações Técnicas, a manufacturer of gaskets in Brazil, in January 2013, and Wulfrun Specialised Fasteners, a manufacturer and distributer of specialty bolts and CNC machined components in the United Kingdom, in March 2013 Key Initiatives: • Replicate U.S. branch strategy – expand business capabilities with major customers globally • Execute on growth initiatives in Brazil and other emerging markets • Increase sales of highly-engineered specialty products • Maximize supply chain for cost and delivery • Improve margins through successful ramp-up of new branches and acquisitions 13 Net Sales $50.6 $54.9 Q1 2012 Q1 2013 8.6% Operating Profit $6.4 $5.9 Q1 2012 Q1 2013 -8.1%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications per aircraft • Leverage positive end market trends including composite aircraft and robotic assembly • Capture incremental opportunities in emerging markets • Drive ongoing Lean initiatives to lower working capital and reduce costs • Integrate Martinic Engineering; consider other complementary bolt-on acquisitions • Bid on new defense projects ($ in millions) Q1 2013 Results: • Sales increased in the aerospace business primarily as a result of the acquisition of Martinic Engineering in Q1 which expands our content on aircrafts • Defense business sales increased slightly • Aircraft frame manufacturers continue to ramp-up build rates with growth in backlog • Operating profit and margin decreased due to costs related to the acquisition including purchase accounting adjustments, as well as new equipment and plant ramp-up costs in the aerospace business 14 Operating Profit $4.9 $3.8 Q1 2012 Q1 2013 -22.8% Net Sales $17.9 $21.0 Q1 2012 Q1 2013 17.4%

Engineered Components ($ in millions) Key Initiatives: • Expand complementary product lines at well-site and grow compression products – product diversification decreases cyclicality • Grow products to support the shift toward increased use of natural gas and production in shale formations • Expand into new markets for cylinder business • Continue to expand product offering and geographies • Continue to improve working capital turnover Q1 2013 Results: • Sales of engines, compressors and other well-site content decreased due to reduced levels of drilling and natural gas well completions; sales of industrial cylinders increased primarily due to market share gains • Operating profit and related margin declined due to decreased sales levels and lower fixed cost absorption in the engine business, partially offset by pricing and productivity improvements in the industrial cylinder business 15 Net Sales $49.7 $46.3 Q1 2012 Q1 2013 -6.9% Operating Profit $7.7 $5.7 Q1 2012 Q1 2013 -26.1%

Cequent (Asia Pacific & Americas)






REESE
ELITE

($ in millions)

Net Sales


$125.1
$141.3
12.9%
Q1 2012
Q1 2013

	Q1 2012	Q1 2013
Asia Pacific	$28.2	$32.1
Americas	$96.9	$109.2

Operating Profit(1)


$8.9
$9.7
9.5%
Q1 2012
Q1 2013

	Q1 2012	Q1 2013
Asia Pacific	$3.8	$3.2
Americas	$5.1	$6.5

Q1 2013 Results:

- Sales in Americas increased primarily due to higher sales within the OE, aftermarket and retail channels, as well as the July 2012 acquisition in Brazil
- Americas operating profit and margin(1) increased due to higher sales levels
- Asia Pacific sales increased due to the acquisition of Trail Com and growth initiatives in Asia and South Africa
- Asia Pacific operating profit and margin(1) decreased as profit from higher sales volumes was offset by additional costs related to the plant consolidation ramp-up

Key Initiatives:

- Leverage full product line and strong brands for market share and cross-selling
- Expand sales in new growing geographies
- Continue to improve utilization of flexible manufacturing footprint in Thailand and Mexico
- Integrate opportunistic, bolt-on acquisitions to capture synergies and support global customers
- Continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

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Q1 Summary • Organic growth achieved through product innovation, geographic expansion and market share gains • Active on bolt-on acquisition front – acquisitions on plan with future opportunities for enhanced synergies and growth • Generated double-digit earnings growth • Continuous productivity initiatives fund investments for long-term growth • Continued focus on margins, cash flow, working capital and leverage Continue momentum to drive positive results. 17

Outlook and Summary

2013 Outlook Reaffirmed Outlook as of 4/25/13 Comments Sales Growth 6% to 8% Recent acquisitions increase growth expectations to higher end of range Earnings Per Share, diluted(1) $2.15 to $2.25 Midpoint of 2013 EPS outlook represents a more than 19% increase as compared to 2012 Free Cash Flow(2) $40 to $50 million On track for year; seasonal FCF generation (1) Defined as diluted earnings per share attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. 2013 outlook in line with our strategic aspirations. 19

Strategic Aspirations Strategic aspirations are the foundation for the future. 20 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Strategic Plan Drivers 21 Middle Class/Globalization •Growing global middle class - 4.7% CAGR projected(1) •North America & Europe middle class - relatively flat(1) •Support customers in emerging and faster growing markets •Support global customers with local capability and global reach Energy Efficiency/Environmental •Fuel efficient aircraft •Petrochemical conversions and new drilling, pumping, measurement and compression methods • Smaller, fuel efficient vehicles require new towing and cargo management equipment •Environmentally-friendly dispensing solutions and new innovations focused on dispensing concentrated materials Primary drivers for revenue and earnings growth well above average GDP. (1)Source: Wolfensohn Center for Development

Strategic Plan Key Takeaways (2014 – 2016) • 2014 – 2016 plan meets TriMas’ ongoing strategic aspirations for growth, productivity, earnings and balance sheet improvements • Each TriMas business has identified achievable growth plans via product and geographic expansion, as well as acquisitions • Multi-year capacity ramp-up in packaging and aerospace businesses • Cequent becomes global competitor with appropriate upsides • Energy substantially completes footprint expansion and optimizes for margin improvements Outgrow our peers in revenue and earnings. 22

TriMas Value Proposition Growth > End Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 23 • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Services Stability • Energy • Aerospace • Industrial • Consumer • Agricultural • Geographic diversity • Customer diversity Funds Growth & Margin Expansion • Rationalization • Optimization of global supply chain • Lean initiatives and kaizen events • Best cost position • Purchasing & manufacturing efficiencies • Non-operational efficiencies • Earnings growth > sales growth • Strong cash flow dynamics • Deleverage • Increased return on capital Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value

Questions & Answers

Appendix

Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	March 31, 2013	December 31, 2012
Assets		
Current assets:		
Cash and cash equivalents	$ 21,260	$ 20,580
Receivables, net	193,160	150,390
Inventories	247,880	238,020
Deferred income taxes	18,270	18,270
Prepaid expenses and other current assets	13,680	10,530
Total current assets	494,250	437,790
Property and equipment, net	194,620	185,030
Goodwill	284,380	270,940
Other intangibles, net	210,970	206,160
Other assets	36,400	31,040
Total assets	$ 1,220,620	$ 1,130,960
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 22,530	$ 14,370
Accounts payable	147,500	158,410
Accrued liabilities	70,340	74,420
Total current liabilities	240,370	247,200
Long-term debt	483,700	408,070
Deferred income taxes	63,150	60,370
Other long-term liabilities	90,570	84,960
Total liabilities	877,790	800,600
Redeemable noncontrolling interests	27,090	26,780
Total shareholders' equity	315,740	303,580
Total liabilities and shareholders' equity	$ 1,220,620	$ 1,130,960

TRIMAS CORPORATION

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Capitalization

(Unaudited, dollars in thousands)

		March 31, 2013		December 31, 2012
Cash and Cash Equivalents	$	21,260	$	20,580
U.S. bank debt and receivables facilities		495,030		417,500
Non-U.S. bank debt and other		11,200		4,940
		506,230		422,440
Total Debt	$	506,230	$	422,440
Key Ratios:				
Bank LTM EBITDA	$	194,480	$	191,710
Interest Coverage Ratio		6.71 x		5.68 x
Leverage Ratio		2.70 x		2.30 x
Bank Covenants:				
Minimum Interest Coverage Ratio		*3.00 x*		*3.00 x*
Maximum Leverage Ratio		*3.50 x*		*3.50 x*

As of March 31, 2013, TriMas had $177.3 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TriMas Corporation

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Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended March 31, 2013	Three months ended March 31, 2012
Net sales	$ 337,780	$ 297,570
Cost of sales	(254,380)	(218,660)
Gross profit	83,400	78,910
Selling, general and administrative expenses	(59,650)	(50,470)
Net gain (loss) on dispositions of property and equipment	(10)	300
Operating profit	23,740	28,740
Other expense, net:		
Interest expense	(5,210)	(10,670)
Other income (expense), net	(2,230)	(1,640)
Other expense, net	(7,440)	(12,310)
Income before income tax expense	16,300	16,430
Income tax expense	(2,260)	(4,180)
Net income	14,040	12,250
Less: Net income (loss) attributable to noncontrolling interests	860	(240)
Net income attributable to TriMas Corporation	$ 13,180	$ 12,490
Earnings per share attributable to TriMas Corporation - basic:		
Net income per share	$ 0.34	$ 0.36
Weighted average common shares - basic	39,234,780	34,592,267
Earnings per share attributable to TriMas Corporation - diluted:		
Net income per share	$ 0.33	$ 0.36
Weighted average common shares - diluted	39,790,524	35,027,899

TriMas Corporation

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Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Three months ended March 31, 2013	2012
Cash Flows from Operating Activities:		
Net income	$ 14,040	$ 12,250
Adjustments to reconcile net income to net cash used for operating activities, net of acquisition impact:		
(Gain) loss on dispositions of property and equipment	10	(300)
Depreciation	7,050	6,450
Amortization of intangible assets	5,080	4,200
Amortization of debt issue costs	440	910
Deferred income taxes	(1,640)	670
Non-cash compensation expense	2,680	1,410
Excess tax benefits from stock based compensation	(910)	(1,770)
Increase in receivables	(38,280)	(33,260)
Increase in inventories	(3,690)	(15,040)
Increase in prepaid expenses and other assets	(3,560)	(1,000)
Decrease in accounts payable and accrued liabilities	(18,710)	(15,550)
Other, net	(440)	1,630
Net cash used for operating activities, net of acquisition impact	(37,930)	(39,400)
Cash Flows from Investing Activities:		
Capital expenditures	(13,950)	(11,370)
Acquisition of businesses, net of cash acquired	(28,230)	(59,190)
Net proceeds from disposition of assets	520	320
Net cash used for investing activities	(41,660)	(70,240)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	54,110	36,420
Repayments of borrowings on term loan facilities	(48,840)	(31,010)
Proceeds from borrowings on revolving credit and accounts receivable facilities	268,800	180,000
Repayments of borrowings on revolving credit and accounts receivable facilities	(190,800)	(156,000)
Distributions to noncontrolling interests	(550)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(3,530)	(990)
Proceeds from exercise of stock options	170	5,490
Excess tax benefits from stock based compensation	910	1,770
Net cash provided by financing activities	80,270	35,680
Cash and Cash Equivalents:		
Increase (decrease) for the period	680	(73,960)
At beginning of period	20,580	88,920
At end of period	$ 21,260	$ 14,960
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 3,900	$ 3,080
Cash paid for taxes	$ 7,280	$ 8,050

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended March 31,			
	2013		2012	
Net income, as reported	$	14,040	$	12,250
Less: Net income (loss) attributable to noncontrolling interests		860		(240)
Net income attributable to TriMas Corporation		13,180		12,490
After-tax impact of Special Items to consider in evaluating quality of net income:				
Severance and business restructuring costs		4,200		1,120
Excluding Special Items, net income attributable to TriMas Corporation would have been	$	17,380	$	13,610

	Three months ended March 31,			
	2013		2012	
Diluted earnings per share attributable to TriMas Corporation, as reported	$	0.33	$	0.36
After-tax impact of Special Items to consider in evaluating quality of EPS:				
Severance and business restructuring costs		0.11		0.03
Excluding Special Items, EPS would have been	$	0.44	$	0.39

TRIMAS CORPORATION

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Company and Business Segment Financial Information 31 (Unaudited, dollars in thousands) Three months ended 2013 2012 Packaging Net sales 74,350$ 54,310$ Operating profit 14,630$ 9,890$ Energy Net sales 54,920$ 50,590$ Operating profit 5,870$ 6,390$ Aerospace & Defense Net sales 20,970$ 17,860$ Operating profit 3,750$ 4,860$ Engineered Components Net sales 46,270$ 49,680$ Operating profit 5,700$ 7,710$ Cequent Asia Pacific Net sales 32,090$ 28,200$ Operating profit 3,180$ 3,040$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs -$ 720$ Excluding Special Items, operating profit would have been 3,180$ 3,760$ Cequent Americas Net sales 109,180$ 96,930$ Operating profit 700$ 4,160$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 5,830$ 950$ Excluding Special Items, operating profit would have been 6,530$ 5,110$ Corporate Expenses Operating loss (10,090)$ (7,310)$ Total Company Net sales 337,780$ 297,570$ Operating profit 23,740$ 28,740$ Total Special Items to consider in evaluating operating profit 5,830$ 1,670$ Excluding Special Items, operating profit would have been 29,570$ 30,410$ March 31,

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended March 31, 2013	$	34,570
Net income attributable to partially-owned subsidiaries		3,510
Interest expense, net (as defined)		30,340
Income tax expense		4,050
Depreciation and amortization		46,350
Non-cash compensation expense		10,550
Other non-cash expenses or losses		3,420
Non-recurring expenses or costs in connection with acquisition integration		440
Debt extinguishment costs		46,810
Non-recurring expenses or costs for cost saving projects		14,230
Permitted acquisitions		5,260
EBITDA of partially-owned subsidiaries attributable to noncontrolling interest		(5,050)
Bank EBITDA - LTM Ended March 31, 2013 [1]	$	194,480

[1] As defined in the Credit Agreement dated October 11, 2012.

TRIMAS CORPORATION
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